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                                                                    Exhibit 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                    Three Months Ended June 30,           Six Months Ended  June 30,
                                      2000               1999               2000               1999
                                  -----------        -----------        -----------        -----------
Common stock
  outstanding beginning            13,735,273         13,034,004         13,664,920         12,794,004
  of period                       -----------        -----------        -----------        -----------
Weighted average common
  stock outstanding from
  exercise of stock
  options, treasury
  stock purchases
  and employee benefit plan             8,094            228,138             52,239            334,286
                                  -----------        -----------        -----------        -----------
Weighted average
  common stock
  outstanding                      13,743,367         13,262,142         13,717,159         13,128,290
                                  ===========        ===========        ===========        ===========

Stock options                       1,322,833            849,614          1,345,640            637,900
                                  -----------        -----------        -----------        -----------
Weighted average common
  stock and common stock
  equivalents outstanding          15,066,200         14,111,756         15,062,799         13,766,190
                                  ===========        ===========        ===========        ===========
Net income attributable
  to common
  stockholders                    $ 2,144,411        $ 1,199,413        $ 3,178,846        $ 1,648,176
                                  ===========        ===========        ===========        ===========
Net income per
  common stock and
  common stock
  equivalents:

Basic                             $      0.16        $      0.09        $      0.23        $      0.13
                                  ===========        ===========        ===========        ===========
Diluted                           $      0.14        $      0.08        $      0.21        $      0.12
                                  ===========        ===========        ===========        ===========


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